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                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[X]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           COMMUNITY BANCSHARES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

Are They Telling You the Whole Truth

A small band of disgruntled shareholders is making a Power Grab to throw out valued members of your management team.

Stop and ask yourself some questions about this tiny group. Are they telling you everything about themselves and their history with Community Bancshares?

[GRAPHIC OF STOP LIGHT]

Do You Know?

Bryan Corr quit only after he was fired in November 1998 from the Community Bank Board, the Community Insurance Board and the Board committees.

Do You Know?

R.C. and Bryan Corr Always voted in favor of all salaries and contracts they now condemn. Did they shirk their responsibilities for years and years? Or have they recently changed their minds?

Do You Know?

The most recent stock purchase made by some members of the disgruntled few has increased significantly in value in just over six months.

Do You Know?

Would the disgruntled few want to detour you from the path of proven progress as a local, independent community centered banking company?

Shareholders of Community Bancshares, Inc.:

Stop & Think

[LOGO OF COMMUNITY BANCSHARES, INC.]

Vote with your present Directors and Management.

Keep us on the road to prosperity.

Stop The Power Grab

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CERTAIN ADDITIONAL INFORMATION REQUIRED BY THE SECURITIES AND EXCHANGE
COMMISSION: Community Bancshares, Inc. (the "Company") will be soliciting proxies for the upcoming Annual Meeting of Stockholders of the Company to vote for election of the Board of Directors' nominees to serve as directors of the Company and for approval of the Company's proposals. Such proxies will be voted against proposals that may be presented at the Annual Meeting by certain members of the so-called Stockholders for Integrity and Responsibility. The following individuals, each of whom is a member of the Board of Directors of the Company, may be deemed to be participants in the solicitation of such proxies and, as of March 1, 1999, beneficially owned the number of shares of the Company's common stock indicated: Glynn Debter, 37,067 shares; Roy B. Jackson, 5,000 shares; Denny G. Kelly, 370,000 shares; John J. Lewis, Jr., 43,667 shares; Loy McGruder, 58,022 shares; Hodge Patterson, III, 80,077 shares; Kennon R. Patterson, Sr., 863,456 shares; Merritt M. Robbins, 184,908 shares; Robert O. Summerford, 116,867 shares; Bishop K. Walker, Jr., 569,479 shares; and R. Wayne Washam, 39,069 shares.